Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

August 14, 2007
Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the Quarterly Report of Handheld Entertainment, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Jeff Oscodar, the President & Chief Executive Officer of Handheld Entertainment, Inc, and William J. Bush, the Chief Financial Officer of Handheld Entertainment, Inc, each certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Handheld Entertainment, Inc.

By: /s/ JEFF OSCODAR
Jeff Oscodar President & Chief Executive Officer

By: /s/ WILLIAM J. BUSH
William J. Bush Chief Financial Officer (Principal Financial and Accounting Officer)

 A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.